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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11791) pertaining to the 1996 Incentive Stock Plan, 1996 Non-Employee Director Stock Option Plan and 1996 Employee Stock Purchase Plan of Service Experts, Inc. of our report dated February 12, 1997, with respect to the consolidated financial statements of Service Experts, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

Nashville, Tennessee
February 18, 1997